Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$2,146,271
Unrealized Gain (Loss) on Market Value of Futures	296,039
Dividend Income	20,041
Interest Income	107,133
ETF Transaction Fees	1,050
Total Income (Loss)	$2,570,534

Expenses
General Partner Management Fees	$39,345
Professional Fees	11,574
Brokerage Commissions	754
Non-interested Directors' Fees and Expenses	715
Prepaid Insurance Expense	495
NYMEX License Fee	984
Total Expenses	$53,867
Net Income (Loss)	$2,516,667

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/18	$78,957,738
Withdrawals (100,000 Shares)	(2,431,029)
Net Income (Loss)	2,516,667

Net Asset Value End of Month	$79,043,376
Net Asset Value Per Share (3,100,000 Shares)	$25.50

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612